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                                                                     Exhibit 5.1
                                                                     -----------

                                 January 3, 2001


HealthAxis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401

                  RE: Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentleman:

                  We have acted as counsel to and for HealthAxis Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, of that certain Amendment No. One to the Registration Statement on Form S-3 (the "Registration Statement"), relating to the offer and sale of up to 5,180,864 shares (the "Shares") of the Company's common stock, $.10 par value per share (the "Common Stock") by the selling shareholders (as specified in the Registration Statement). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

                  In our capacity as counsel, we have been requested to render the opinions set forth in this letter, and, in connection therewith, we have reviewed only the following documents: (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended ("Articles of Incorporation"), as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on November 28, 2000, (iii) certain minutes of meetings of the Board of Directors of the Company, as certified as true and correct by the Secretary of the Company and (iv) Bylaws of the Company, as amended, as certified as true and correct by the Secretary of the Company. Our opinion is qualified in all respects by the scope of the foregoing document examination.

                  In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals,
(ii) the genuineness of all signatures on all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and (iv) with respect to the Articles of Incorporation, certain certifications of governmental officials and private organizations having access to and regularly reporting on government files and records.

                  The law covered by the opinion expressed herein is limited to the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

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                  We draw your attention to the fact that a Director of the
Company, Henry G. Hagar, is a retired partner of this law firm. Notwithstanding the foregoing, we do not believe that any of the opinions expressed herein would differ if the relationship between such Director and this law firm did not exist.

                  Based upon, and subject to, the foregoing, we are of the opinion that the Shares of Common Stock offered for sale by the Selling Shareholders pursuant to the Registration Statement are legally issued, fully paid, and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm in the Registration Statement as legal counsel which has passed upon the legality of the securities offered by the Selling Shareholders thereby.


                                    Very truly yours,

                                    STRADLEY RONON STEVENS & YOUNG, LLP


                                    By: /s/ Richard N. Weiner
                                        --------------------------------
                                            Richard N. Weiner, A Partner